Enterprise Loan Agreement

[English Translation]

Borrower: Hebei Baoding Orient Paper Milling Co.,Ltd

Lender: Rural Credit Union of Xushui County

Type of Loan: Medium and Long Term

Xushui Union(bank)

July 5, 2013

Enterprise Loan Agreement

(XU)NONGXINJIEZI[2013] No.22392013451516

Borrower (Party A): Hebei Baoding Orient Paper Milling Co., Ltd.

Legal Representative (Person in charge): Zhenyong Liu

Address: Wuji Village, Xushui County Zip Code: 072550

Lender (Party B): Rural Credit Union of Xushui County

Legal Representative (Person in charge): Shuqiang Han

Address: South of Shengyuan Street, Xushui County Zip Code: 072550

Party A is hereby applying for a loan from Party B, and Party B agrees to provide the loan to Party A. This Agreement is made in line with relevant laws and regulations and through mutual discussion, and both parties shall abide.

Item I Amount of Loan

Party B granted (Currency) RMB 26,300,000yuan(SAY RENMINBI TWENTY SIX MILLION AND THREE HUNDRED THOUSAND YUAN ONLY) of loan to Party A.

Item II Purpose of Loan

Party A applies for the loan for the purpose of liquidity to purchase raw material, Party A shall not change the purpose of loan without the written consent of Party B.

Item III Term of Loan

The term of loan in this Agreement is from July 15, 2013 to July 14, 2018.

Subject to the date of actual granting recorded on the loan note(due bill, similarly hereinafter )for the first time if the starting date of this agreement’s term is different from the date of loan note or due bill, expiry date shall be adjusted accordingly.

The loan note and the due bill are integral parts of this agreement, and shall have the same binding force as this agreement itself.

If Party A uses the loan by several times, and the loan maturity shall be specified subject to this section.

Item IV Loan Interest Rate, Penalty Interest Rate, Interest Accrual and Interest Settlement

1. Loan Interest Rate

The loan interest rate in this Agreement is monthly interest rates, refer to the first one of the followings:

(1) Fixed rate: The loan interest rate in this Agreement agreed by both parties is 7.2% monthly, which remains unchanged within the loan time limit;

(2) Floating rate: The Loan Interest Rate on Value Date in this Agreement agreed by both parties is the benchmark interest rate published by the People’s Bank of China __% (Upward or downward fluctuation) __%, rate is __‰ monthly, and after changes with the adjustment of the People’s Bank of China rate, the sliding scale will not change and floats by (date/month/season/year).

The adjustment date is on the first day of ____(date/month/season/year) after the rate published by the People’s Bank of China adjusts.

2. Penalty interest rate:

(1) Party A doesn’t use the loan as agreed in the agreement, the penalty interest rate will be 100% of upward fluctuation of the loan rate, if the loan rate is adjusted according to the second one of first item, meanwhile the penalty interest will be adjusted correspondingly according to the adjusted loan interest and the upward fluctuation range above.

(2) The penalty interest of the overdue loans in this agreement will be 50% of upward fluctuation of the lending rate, if the loan rate is adjusted according to the second one of first item, meanwhile the penalty interest will be adjusted correspondingly according to the adjusted loan interest and the upward fluctuation range above.

(3)If the overdue loan and defalcation occur at the same time, the penalty interest and compounds interest shall be calculated according to the one which is more serious.

3. The value date in this article refers to the date when the loan note or due bill initially granted transfer to Party A’s deposit accounts under this Agreement.

When initially grants the loan, Benchmark Interest Rate refers to coterminous rate and the same loan interest rate promulgated by the People’s Bank of China on the value date; after this, when the loan interest is adjusted accordance with the stipulations above, Benchmark Interest Rate refers to coterminous rate and the same loan interest rate promulgated by the People’s Bank of China on the adjustment date. If the People’s Bank of China does not announce coterminous rate and the same loan interest rate anymore, the penalty interest refers to coterminous rate and the same loan interest rate accepted by the inter-bank or the general coterminous rate and the same loan interest rate otherwise both parties have agreed on other arrangements.

4. Interest accrual:

(1)The loan interest rate is calculated from the date when the loan transfers to Party A’s deposit accounts. The loan under this agreement is day to day loan, daily interest rate=Monthly Interest Rate/30. If Party A cannot pay interest at interest date stipulated in this agreement, Party B will collect the compound interest from next day.

(2) Calculate interest as agreed when settle interests if implement fixed rate loan. Calculate interest under the settled rate for each float period if implement floating rate loan; If there are rate floating for many times in a single period of interest settlement, first calculate interest rate for each period, and then sum up the rates for floating periods and finally calculate the rate for this period of interest settlement.

5. Settle interests:

The interest of loan in this agreement is settled in the following second manner:

(1). Settle interest monthly, expiry date for interest is fixed on the 20th day of every month;

(2). Settle interests quarterly, expiry date for interest is fixed on the 20th day of the last month of every quarter;

(3). Other manners _______.

Item V Issuance and Drawing on of Loan

1. Preconditions of issuance: Party B has an obligation to issuance the loan only if Party A constant meet the following conditions in addition to the act of abandoning of Party B in whole or in part.

(1). Party A has finished approval, registration, delivery, insurance and other legal formalities relating to the loan of this agreement;

(2). Security guarantee of this agreement which meets the requirement of Party B has been carried into effect and remain in force;

(3). An account of withdrawals and payments has been opened by Party A upon Party B’s requirements;

(4). Any event of default or any condition contained in this Agreement that may endanger the safety of creditor's rights doesn’t occur to Party A;

(5). Laws and regulations, rules or relevant authorities won’t prohibit and restrict Party B granting the loan in this agreement;

(6). Other conditions

__________________________________________________

2. Loan using plan:

Party A use the loan in the following manner, no withdrawals earlier or later or drawdown without the written consent of Party B.

(1) ________  Month-Day-Year Amount ___________________

(2) ________  Month-Day-Year Amount ___________________

(3) ________  Month-Day-Year Amount ___________________

(4) ________  Month-Day-Year Amount ___________________

(5) ________  Month-Day-Year Amount ___________________

(6) ________  Month-Day-Year Amount ___________________

3. Open an account

(1) Party A shall open the following settlement account and the loan granting or payment special account (if any) and specify the following capital collection account at Party A on the date of this Agreement signing. Party A agrees Party B has the right to implement supervision to the following accounts of Party A.

Settlement account:

Bank name: Sales Department of Rural Credit Union of Xushui

Account name: Hebei Baoding Orient Paper Milling Co., Ltd

Account number: 223000122000034527

Loan granting or payment special account:

Bank name: Sales Department of Rural Credit Union of Xushui

Account name: Hebei Baoding Orient Paper Milling Co., Ltd

Account number: 223000122000034527

Capital collection account:

Bank name: Sales Department of Rural Credit Union of Xushui

Account name: Hebei Baoding Orient Paper Milling Co., Ltd

Account number: 223000122000034527

2. The settlement account and the loan granting or payment special account is used to account the loan capital granting and payment Party A applied at Party B. Party B shall pay the loan capital withdraw under this Agreement to the  settlement account and□loan granting or the payment special account once Party A confirmed.

3. Party A confirms the capital collection account is revenue account and reserve account under this Agreement. The payment of the loan capital under this Agreement is transferred from the capital collection account. The revenue cash flow or all cash flow of Party A shall come into the capital collection account. Party A shall provide in time the income and expense of the capital of this account. Party B has the right to supervise on the capital collection account and to identify the cause and take relevant measures when the capital flow of the capital collection account has abnormities.

Party A must ensure all of the capital revenue of the project is paid into the capital collection account if the loan is project financing; the payment of the capital revenue of the project shall meet the following conditions:

(1)._____________________________

(2)._____________________________

(3)._____________________________

Payment method adopts entrusted payment in principle other than with the written consent of Party B.

4. Payment Method

(1) Party B has the right to supervise and manage the payment of the loan capital of the settlement account and the loan granting or payment special account through the methods of entrusted payment by the lender or direct payment by the borrower to supervise the use of the loan capital specified in this Agreement after Party A agrees and this Agreement comes into effect.

(2) Entrusted Payment

4.2.1 The payment of the loan capital meeting one of the following conditions shall adopt the method of the entrusted payment by the lender in the case Party A agrees. Specific conditions to implement the entrusted payment by the lender are:

4.2.1.1 The payment object is specified and with payment amount one time of RMB 4,000,000 yuan (included) in the working capital loan;

4.2.1.2 The single amount is 5% higher than the project total investment but lower than RMB 500,000 yuan or capital is more than RMB 5,000,000 yuan in the fixed assets loan;

4.2.1.3 ____________________________________;

4.2.1.4 ____________________________________.

4.2.2. Party A shall provide the specific withdrawal application and payment delegation and relevant transaction materials for Party B as adopting the payment method of entrusted payment by the lender.

4.2.3. Party A shall provide certification materials meeting requirements of Party B when Party A apply external payment of the loan capital for Party B, including but not limited to:

4.2.3.1 If the payment purpose meets the purpose of certification files under this Agreement;

4.2.3.2 The business contract Party A signs with the third party or the written files reflecting actually the payment obligation of Party A;

4.2.3.3 Party A shall supplement timely relevant invoices or receipts when payment finished if corresponding invoices or receipts cannot be obtained while paying;

4.2.3.4 Legitimate and valid payment vouchers;

4.2.3.5 In the fixed assets loan need to provide: the vouchers that Party A deposited the full capital to the designated account; the certificates that the actual progress of the project matches the amount invested etc;

4.2.3.6 Other certification materials submitted.

4.2.4. Party B verifies if the payment object and the payment amount information is consistent with certification materials such as relevant business contract according to the loan purpose under this Agreement. After verification, Party B pays the loan capital to the transaction object under this Agreement purpose by the settlement account and the loan granting or payment special account.

4.2.5. Party A pays the transfer fee at the payment of the loan capital to Party B, and Party B has the right to deduct the transfer fee according to the actual amount.

(3) Direct Payment

Party A need to provide written plan using the loan for Party B adopting the direct payment by the borrower, and Party A can pay the loan capital voluntarily in line with the purpose under this Agreement; Party A gathers and reports the direct payment of the loan capital by (frequency) to Party B. Party B has the right to verify by account analysis , vouchers examination  and field investigation etc. if the loan payment method of Party A is consistent with the purpose and payment method under this Agreement.

(4) Party A shall provide withdrawal application to Party B at working days prior to the proposed withdraw date and explain the method is the entrusted payment by the borrower or the direct payment by the lender. Party B has the right to verify whether relevant materials of Party A is consistent with the payment term under this Agreement and has the decision to the payment method of the relevant loan.

(5) In the process of loan issuance and drawing, if Party A has the following circumstances, Party B has the right to require Party A supplement drawing and payment conditions, or change loan payment method, and stop the issuance and payment of the loan:

5.1 Reduction of credit status;

5.2 Poor profitability of main business;

5.3 Abnormal using of loan capital.

5.4 In issuance of fixed loan, if appears: not to pay the loan capital according to the agreement, project progress lagging behind capital using progress, and to violate agreement arrangements to avoid entrusted payment of borrower in small chunks;

5.5 To violate other obligations under this Agreement.

Item VI Repayment of loan

1. Principles of repayment:

Party A shall repayment the loan in this Agreement as the following principles:

Party A voluntarily agrees that Party B has the right that the repayment is firstly used for repaying the every expenses which is borne by Party A but advanced by Party B and expenses for realizing the creditor’s right of Party B, residual balances shall be repaid by principles of interest first and principal later and matching the principal repayment.

2. Payment of Interest:

Party A shall pay the interest due to Party B on the expiry date for interest. The first payment date refers to the first expiry date for interest after the loan granted. Matching the principal repayment as the final repayment is finished.

3. Repayment schedule

(1). December 21, 2013	Amount 100,000yuan;

(2). June 21, 2014	Amount 100,000yuan;

(3). December 21, 2014	Amount 100,000yuan;

(4). June 21, 2015	Amount 100,000yuan;

(5). December 21, 2015	Amount 100,000yuan;

(6). June 21, 2016	Amount 100,000yuan;

(7). December 21, 2016	Amount 100,000yuan;

(8). June 21, 2017	Amount 100,000yuan;

(9). December 21, 2017	Amount 100,000yuan;

(10). March 21, 2018	Amount 100,000yuan;

(11). Prior to the expiration date, 2018	Amount 25,300,000yuan.

4. Method of Repayment

Party A shall prepare the full fund payable on accounts set up by Party B on payment due date according to the agreement (Party A agrees Party B has the right to remit and pay from the account), or remit from other accounts on payment in cash on due date according to the agreement (Party A agrees Party B has the right to remit and pay from the account).

5. Prepayment

Party A shall apply to Party B prior to 10 working days for prepayment of principal, and can prepay partial or all principal with the agreement of Party B.

Party A shall repay the principal by the priority of the expiry time of the repayment schedule in the case Party A repaying the principal by several times when repay partial loan principal, and the rate is executed as the loan rate in this Agreement. The loan rate of the residual balances is executed as the loan rate in this Agreement after prepayment finished. Party B can collect the interest rate refer to the first one of the following if Party A prepays all loans:

(1). Collect the interest rate by the actual loan term and the rate based on this Agreement.

(2). Collect the interest rate by the loan term based on this Agreement and contract rate of interest.

(3). Collect the interest rate by the benchmark interest rate corresponding to the actual loan term published by the People’s Bank of China when this Agreement signed and the rate after floating at the rate term in this Agreement.

The interest rate collected shall not be adjusted in the case of prepayment.

6. Apply for Renewal

Party A shall make written apply to Party B within 30 working days before the loan due in the case of Party A cannot repay the loan on schedule for special case. The repayment term can be prolonged after signing the Renewal Agreement with Party B’s approval, but the loan rate is confirmed by accumulative loan levels.

Item VII Guarantee and Insurance of Loan

1. The guarantee in this Agreement refers to the relevant Guarantee Contract otherwise signed by Guarantor and Party B.

2. Party A shall handle the insurance for the invested fixed property with the requirements of Party B. The guarantor shall have statutory qualification and good reputation. Insurance policy shall specify: Party A is the payee of priority for compensation (the first beneficiary); the changing of insurance policy shall have written consent of Party B; the guarantor shall pay directly the compensation to the accounts designated by Party B once insurance accident occurs.

Item VIII Rights and Obligations of Party A

1. Party A’s Rights

(1) Has the right to require Party B to issue the borrowings according the contract;

(2) Has the right to use the borrowings according the items under this agreement;

(3) Has the right to require Party B to treat the commercial secrets about financial condition and business operation in strict confidence except that the law and administrative regulations otherwise provide, authority departments otherwise require or otherwise agreed by both parties;

(4) Has the right to refuse the Party B’s or his staff’s act of asking for bribes, also has the right to report to the relevant department for above act or Party B’s acts for violating national related credit interest rate, service charges and other laws and regulations.

2. Party A’s Obligations

(1) To draw the loan principal and interest in accordance with the terms hereof and to pay off the bank loan principal and interest fully and periodically, and also to bear general expenses stipulated in this agreement;

(2) To provide financial and accounting information, business operation information required by Party B, including but not limited to balance sheet for the end of last quarter and income statement for the end of last quarter within 15 working days in the first month of each quarter, and cash flow statement for current year at the end of year; and shall be responsible for the genuineness, completeness and validity; make sure not to provide falsified materials or to conceal material financial operation facts;

(3) Whenever changes items in its registration, such as its name, legal representative (person in charge), residence, scope of business, registered capital or company’s articles of association and so on, Party A shall notify Party B in written within 15 working days after alteration, and related materials shall be enclosed;

(4) Party A should use the loan in accordance with the purpose stipulated in this Agreement, shall not misappropriate, divert or use the loan to engage in illegal or violated transactions; should cooperate with and accept Party B’s examination and supervision to its production operation, financial activities and borrowing’s using condition hereunder; Party A should pay the borrowing capital according to agreed method;

(5) If uses the borrowing hereunder to make production-manufacturing and engineering construction, Party A should abide by national provisions related to environmental protection;

(6) Party A shall not provide a guarantee to the third party with the loan before paying back the principal and interest of loan or getting Party B’s Permission;

(7) If Party A is a group customer, he should report his related transaction of more than 10 percent of the net assets, including: (1) partner relationship between parties; (2) transactions and nature of transaction; (3) amount or corresponding proportion; (4) pricing policy.

Item IX Rights and Obligations of Party B

1. Party B has the right to require Party A repay the principal, interest of the loan and costs periodically and fully, excise other rights agreed in this Agreement, and require Party A fulfill other obligations hereunder;

2. To grant the loan in accordance with the principles of this agreement, except the delay caused by Party A or other reasons which are not imputable to Party B;

3. Treat the business secrets about the financial information and business conditions provided by Party A in strict confidence except that the law and administrative regulations otherwise provide, authority departments otherwise require or otherwise agreed by both parties;

4. Party B shall not provide bribes to Party A or its staff, or ask for and receive its bribes;

5. Party B shall not have the acts that is dishonest or damage Party A’s legal interests.

Item X Commitment and Assurance of Party A

1. Signature and implementation of the obligations in this Agreement by Party A complies with laws, administrative regulations, rules and provisions of Party A’s rules or internal documents, and has obtained the approval by Party A’s internal competent authority or national competent authority.

2. In the course of signing and implementing this Agreement, Party A scrupulously abides by the principles of honesty and trustworthiness, and all materials, documents and information about itself and guarantee provided to Party B is true, valid, accurate and complete without any concealment or omission.

3. Party A guarantees its credit status is good without significant bad record.

4. In working capital loan, Party A promises the loan will not be used in fixed assets and equity investment, not used in the fields and applications that the country forbids to produce and operate;

5. Party A confirms that it will not make stock right transfer, investment abroad, substantial increasing of debt financing and other behaviors without written consent of Party B;

6. Party B has the right to make field or non-field due diligence to Party A, make inspection to Party A’s operation state, financial condition, loan using and repayment after the loan, and Party A has obligation to actively cooperate with Party B to make payment management, management after loan and relevant examinations;

7. Party B has the right to call the borrowing under this Agreement in advance according to recovery condition of Party A;

8. When borrowed for fixed assets, Party A guarantees the loan project and borrowing matters comply with the requirements of laws and regulations;

9. If the loan proposed to issue under this Agreement is for fixed assets or projects, Party A should guarantee proposed projects have obtained approval by governmental authorities and will not have any illegal or irregular conditions, capital fund or other raised capital should be allocated in time under formulation; ensure project schedule is completed on plan.

10. When happened great adverse events that influence payment capacity, notify Party B timely.

Item XI Liability for Breach of Agreement and Remedial Measures of Circumstances in which Imperil Party B’s Creditor’s Right

1. Situation and Liability for Breach of Agreement of Party B

(1) If Party B doesn’t issue the loan according to agreement provisions without good reasons, Party A can require Party B continue to issue the loan in accordance with agreement items;

(2) If Party B violates prohibitive provisions of national laws and regulations to collect interests and fees that shouldn’t have been collected, Party A is entitled to require Party B send back.

2. Breach of Agreement of Party A

(1) Party A violates any arrangements in this Agreement or any legal obligations, including but not limited to, documentation information submitted for loan application is false and wrong; not in accordance with related financial index constraint in this Agreement; used object, amount and application of the loan independently paid by Party A is inconsistent with original plan; abnormal of capital flow in capital recovery account; have cross default events; violate guarantee and commitments as well as other arrangements in this Agreement;

(2) Party A definitively expresses or indicates by its acts that it will not fulfill any obligation under this Agreement.

3. Circumstances in which may imperil the creditors’ rights of Party B:

(1) Under any of the following circumstances, Party B will consider it may imperil the safety of the creditors’ rights: Party A’s contracting, trusteeship(taking-over), leasing, shareholding system reform, reducing its registered capital, investing, joint operating, merger, acquisition, purchase annexation and reorganization, separation, joint investment, application (or being required to apply ) for suspending business for rectification, application for dissolution, being rescinded, application (or being required to apply) for bankruptcy, changes of controlling shareholders/actual controller, asset transference, suspending production, going out of business, being fined heavily by authorities, registration being cancelled, business license being revoked, material legal wrangle, arising difficulties in business operation, deterioration in financial condition, legal representative or major person in charge failing to perform duties normally.

(2) Under any of the following circumstances, Party B will consider it may imperil the safety of the creditors’ rights: Party A fails to perform the other due debt (including to other financial institutes), assigns its property in low price or without reward, remits third-party debt, is remiss in obligation or other rights, or provides a guarantee to the third party;

(3) The shareholders of Party A misuse the independent status of corporate juridical person or limited Liability of shareholders to evade repayment of debts, and Party B believes that may endanger the safety of creditors’ right;

(4) Any precondition stipulated in the agreement for granting the loan isn’t fulfilled consistently;

(5) If guarantee has any of the following circumstances, Party B may consider it endanger the safety of creditors’ right:

3.5.1. Breaching any stipulation of the contract of guarantee or there is any falsity or inaccuracy or omission in presentation and warranty;

3.5.2. Coming up contracting, trusteeship(taking-over), leasing, shareholding system reform, reducing its registered capital, investing, joint operating, merger, acquisition, purchase annexation and reorganization, separation, joint investment, application(or being required to apply) for suspending business for rectification, application for dissolution, being rescinded, application (or being required to apply) for bankruptcy, changes of controlling shareholders/actual controller, asset transference, suspending production, going out of business, being fined heavily by authorities, registration being cancelled, business license being revoked, material legal wrangle, arising difficulties in business operation, deterioration in financial condition, legal representative failing to perform duties normally which may influence the guarantee’s ability of bearing responsibility for guaranty;

3.5.3. It is in any other circumstance which will or may cause it to lose its ability to perform;

(6) If any of the following circumstances happens to mortgage or pledge, Party B may consider it endanger the safety of creditors’ right:

3.6.1. Acts by third parties, the state levy, requisition, confiscation, without compensation, relocation, changes in market conditions or any other causes that may lead to damage the pledge or mortgaged property or reduce the value;

3.6.2. The pledge or mortgaged property is sealed up, confiscated, frozen, deducted, retained, auctioned, investigated by the executive authorities or arises disputes about the ownership;

3.6.3. Mortgager or pledgeor violates the stipulations of mortgage or pledge contracts, or there is any falsity or inaccuracy or omission in presentation and warranty;

3.6.4. It is in any other circumstance which will imperil the realization of Party B’s mortgage or pledge right;

(7) The guarantee is false, ineffective, in vain, rescinded or relieved. Guarantor breaches the agreement or doesn’t want to call on the guarantee, or if guarantor loses part or whole Guarantee Ability, or if the value of the mortgaged property is declined or other circumstances that Party B may consider those may endanger the safety of creditors’ right;

(8) Other circumstances that Party B may consider those may endanger the safety of creditors’ right;

4. Remedial Measures from Party B:

If any circumstance in Article 2 or 3 of this item arises, Party B has right to exercise the following one or several items of rights:

(1) To stop granting loans;

(2) To declare the loan is due immediately, and to require Party A repay all the principal, interest of the loan and costs that is due and undue;

(3) If Party A didn’t pay the loan according to the method and period stipulated in this Agreement, Party B has the right to require Party A pay the liquidated damages, equal to % of unpaid amount under the agreement, and has the right to refuse Party A to draw unused borrowing in this Agreement;

(4) If Party A didn’t use the loan in accordance with stipulations, as for the embezzling part of the loan, Party B could receive interest and compounds interest at penalty interest rate and by prearranged methods from the date on which party A failed to use the loan in accordance with stipulations to the date when all the principal, interest of the loan are paid off;

(5) If the loan is overdue, as for the unpaid principal and interest (including the whole or part of principal and interest that is due ahead of schedule), Party B shall receive interest and compounds interest at penalty interest rate and by prearranged methods from the date when the loan is overdue to the date when all the principal, interest of the loan are paid off. Overdue loan refers to the behavior that Party A didn’t repay on schedule or return borrowing over the planned principal repayment period stipulated in this Agreement.

Before the loan is overdue, the interests that didn’t pay off by Party A shall be received compound interest at loan interest rate and interest settlement method stipulated in this Agreement.

(6) Other remedial measures including but not limited to:

4.6.1. To remit RMB or other currencies from any account opened by Party A at Rural Credit Union of Hebei system without informing Party A in advance, Party A has no objections;

4.6.2. To exercise guaranty of right;

4.6.3. To require Party A to provide a new guarantee about the loan that meet Party B’s requirement;

4.6.4. To cancels the agreement,

Item XII Other Items

1. Charges assumption

Party A shall bear the attorney fees, insurance, assessment, registration fees, keeping expenses, appraisal costs and notarial fees and so on which are related to guarantee and actually incurred under this Agreement, unless the parties concerned have agreed on other arrangements.

Charges occurred to Party B for the purpose of realizing the creditor’s right shall be borne by Party A (including but not limited to the legal fees, arbitration fees, property preservation fees, traveling expenses, execution costs, assessment fees, auction fees, notarial fee, service fees, announcement fees, attorney fees and so on).

2. Using of Party A’s information

Party A entrusts Party B to inquire its credit status to credit database approved by the People’s Bank of China and credit reporting department in charge or relevant units and departments, and agrees that Party B files the borrower information with credit database approved by the People’s Bank of China and credit reporting department in charge. And Party A agrees that Party B can reasonably use and disclose Party A’s information for business need.

3. Announcement for Collection

For loan principal and interest owed by Party A or other default, Party B has the right to report to relevant department or unit and through news media make announcement for collection, and Party A agrees that announcement for collection by Party B has the effect to interrupt limitation of legal proceeding.

4. Evidentiary Effectiveness of Party B’s Record

Internal accounting record related to principal, interests, charges and repayment history of Party B, receipts and certificates incurred in Party A’s drawing, repayment, interest payment and other business process made or retained by Party B, as well as the record and certificates for loan collection by Party B, are the evidence for the creditor-debtor relationship between both parties. Party A accepts the effectiveness of above evidence, and no objections shall be made by Party A for the reason that above records, history, receipts and certificates are made and retained by Party B.

5. Reservation of Right

Party B’s rights don’t influence or exclude any other right enjoyed in accordance with laws, regulations and other agreements. Any tolerance, grace or preference to any breaching or delay in exercising any right cannot be considered as renouncing the right or permitting the behaviors against this agreement, also not limited, prevented and impeded continuing to exercise its right or any other rights, and will not restrict Party B to bear obligations and liabilities to Party A.

6. Besides the debt under this agreement, if Party A owns other debts that is due, Party B will has the right to remit RMB or other currencies to repay any debt which is due from any account opened by Party A at Rural Credit Union of Hebei system without informing Party A in advance, and no objections shall be made by Party A.

7. If mailing address or contact information changed, Party A should notify Party B in written within 5 working days, and losses resulted from not notifying in time should be borne by Party A.

8. Collection of Payables

For all payables in this Agreement, Party A agrees Party B has the right to remit RMB or other currencies payables from account opened by Party A at Rural Credit Union of Hebei system without informing Party A in advance.

9. Settlement of Disputes

The disputes arising from the execution of this Agreement shall be settled through friendly consultation. In case no settlement can be reached, the disputes shall be resolved through the methods set forth in item 1 hereunder:

(1) The disputes shall be settled through litigation by the courts located in the Party B’s address.

(2) To be submitted for arbitration to Arbitration Commission. Arbitration shall be conducted in accordance with the Commission’s arbitration rules in effect at the time of applying for arbitration. The arbitral award is final and binding upon both parties.

During the litigation or arbitration, the terms that don’t involve disputes still need to be performed.

10. Conditions under which the agreement becomes effective

This Agreement shall come into force after the signatures and stamps of legal representatives (persons in charge) or authorized agents of Party A and Party B.

11. The Agreement is made in three counterparts, each party holding one copy.

12. Other Contractual Matters

(1) _____________________________________;

(2) _____________________________________;

(3) _____________________________________;

(4) _____________________________________.

Item XIII Declaration Provisions

1. Party A fully informed the Party B’s scope of business and the scope of the authority.

2. Party A has read all the terms of this agreement. At the request of Party A, Party B has made corresponding item descriptions to this Agreement. Party A has got full informed and understood of the meaning or content of the item and its legal consequence.

Party A (official seal):

Legal representative (Person in charge) or authorized agent (Signature): /s/Liying Tian

Party B (official seal):

Legal representative (Person in charge) or authorized agent (Signature): /s/Shuqiang Han

Date of Agreement: July 15, 2013